The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

          Subject to Completion, Pricing Supplement dated May 24, 2004

PROSPECTUS Dated August 26, 2003                   Pricing Supplement No. 63 to
PROSPECTUS SUPPLEMENT                     Registration Statement No. 333-106789
Dated August 26, 2003                                      Dated         , 2004
                                                                 Rule 424(b)(3)

                                  $
                                 Morgan Stanley
                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes
                           ELIPS(SM) due June 30, 2007
              Linked to the Performance of Class B Common Stock of
                          UNITED PARCEL SERVICE, INC.
               Equity-linked securities with Lock-In Protection(SM)
                                  ("ELIPS(SM)")

Unlike ordinary debt securities, the ELIPS do not pay interest and do not guarantee any return of principal at maturity. Instead, at maturity, if you have not previously exchanged your ELIPS, each ELIPS will be mandatorily exchanged for a number of shares of United Parcel Service Class B common stock or an amount of cash as described in this pricing supplement.

o    The principal amount and issue price of each ELIPS is $        , which is
         % of the closing price of United Parcel Service Class B common stock multiplied by the exchange ratio on the day we offer the ELIPS for initial sale to the public. This percentage is expected to be [115 to 117]% and will be determined on the day we initially offer the ELIPS to the public.

     o The exchange ratio is equal to one-fourth of a share of United Parcel Service Class B common stock, subject to adjustment for corporate events relating to United Parcel Service.

o On any semi-annual exchange date, you will have the right to exchange each ELIPS for shares of United Parcel Service Class B common stock at the exchange ratio. If you exchange your ELIPS, we will have the right to deliver to you either shares of United Parcel Service Class B common stock or the cash value of those shares.

     o    The exchange dates are June    and December    of each of 2004, 2005
          and 2006, beginning in December 2004.

     o If you exchange your ELIPS, you must exchange at least 1,000 ELIPS at a time, except that you may exchange any number of ELIPS if you are exchanging all of the ELIPS that you hold.

o At maturity, if you have not previously exchanged your ELIPS, you will receive for each ELIPS the greater in value of (i) shares of United Parcel Service Class B common stock equal to the exchange ratio based on the closing price of United Parcel Service Class B common stock on the second trading day prior to the maturity date and (ii) the lock-in value in cash.

     o The lock-in value is equal to the highest closing price of United Parcel Service Class B common stock at the exchange ratio on any lock-in valuation date.

     o    The lock-in valuation dates are June    and December    of each of
          2004, 2005 and 2006, beginning in December 2004.

o United Parcel Service, Inc. is not involved in this offering of ELIPS in any way and will have no obligation of any kind with respect to the ELIPS.

o We will apply to list the ELIPS to trade under the proposed symbol "EPS" on the American Stock Exchange LLC.

You should read the more detailed description of the ELIPS in this pricing supplement. You should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of ELIPS."

The ELIPS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-9.

                             ---------------------
                             PRICE $     PER ELIPS
                             ---------------------

                                    Price to       Agent's       Proceeds to the
                                     Public     Commissions(1)      Company
                                   ----------   --------------   ---------------
Per ELIPS.........................     $              $                $
Total.............................     $              $                $

(1) For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the ELIPS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the ELIPS, see the section of this pricing supplement called "Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the ELIPS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. None of this pricing supplement, the accompanying prospectus supplement or prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The ELIPS may not be offered or sold to the public in Brazil. Accordingly, the offering of the ELIPS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to such offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The ELIPS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the ELIPS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The ELIPS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the ELIPS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ELIPS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The ELIPS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the ELIPS may not be circulated or distributed, nor may the ELIPS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the ELIPS to the public in Singapore.

                     SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the ELIPS(SM) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The ELIPS offered are medium-term debt securities of Morgan Stanley. The return on the ELIPS at maturity is linked to the performance of the shares of Class B common stock of United Parcel Service, Inc. which we refer to as "UPS Stock." We refer to United Parcel Service, Inc. as "UPS."

     "Equity-linked securities with Lock-In Protection" and "ELIPS" are our service marks.

Each ELIPS costs $               We, Morgan Stanley, are offering Equity-linked
                                 securities with Lock-In Protection(SM) due
                                 June 30, 2007, Linked to the Performance of
                                 Class B Common Stock of United Parcel Service,
                                 Inc., which we refer to as the ELIPS. The
                                 principal amount and issue price of each ELIPS
                                 is $        , which is     % of the closing
                                 price of UPS Stock multiplied by the exchange ratio on the day we offer the ELIPS for initial sale to the public. This percentage is expected to be [115 to 117]% and will be determined on the day we initially offer the ELIPS to the public.

                                 The original issue price of the ELIPS includes the agent's commissions paid with respect to the ELIPS and the costs of hedging our obligations under the ELIPS. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the ELIPS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the ELIPS. See "Risk Factors--The inclusion of commissions and projected profit of hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of ELIPS--Use of Proceeds and Hedging."

No guaranteed return of          Unlike ordinary debt securities, the ELIPS do
principal; no interest           not pay interest and do not guarantee any
                                 return of principal at maturity. Instead, if
                                 you hold the ELIPS to maturity, the ELIPS will
                                 be exchanged for cash or a number of shares of
                                 UPS Stock on the maturity date. Because the
                                 issue price per ELIPS is greater than the
                                 closing price per share of UPS Stock on June
                                   , 2004, the day we offer the ELIPS for
                                 initial sale to the public, multiplied by the
                                 exchange ratio, unless the closing price of
                                 UPS Stock on one of the lock-in valuation
                                 dates or at maturity exceeds     % of the
                                 closing price on June   , 2004, you will
                                 receive at maturity (including upon
                                 acceleration of the ELIPS) cash or UPS Stock that is worth less than the principal amount per ELIPS.

Payout at maturity of the        If you have not previously exchanged your
ELIPS                            ELIPS, we will deliver to you at the maturity
                                 date for each $         principal amount of
                                 ELIPS you hold the greater in value of (i)
                                 shares of UPS Stock equal to the exchange
                                 ratio based on the closing price of UPS Stock
                                 on the second trading day prior to the
                                 maturity date and (ii) the lock-in value in
                                 cash. The maturity of the ELIPS may be
                                 accelerated under limited circumstances,
                                 including in the event of the delisting of UPS
                                 Stock on or prior to December   , 2004, the
                                 first lock-in valuation date. See the section of this pricing supplement called "Description of ELIPS--Delisting Event Acceleration."

                                 o    The exchange ratio is .25, subject to
                                      adjustment for corporate events relating to UPS as described in "Description of ELIPS--Antidilution Adjustments."

                                 o The lock-in value at maturity is equal to the value of the closing price of UPS Stock at the exchange ratio on any lock-in valuation date.

                                      o    The lock-in valuation dates are June
                                           and December    of each of 2004,
                                           2005 and 2006, beginning in December
                                           2004.

                                 You can review the historical prices of UPS
                                 Stock in the section of this pricing
                                 supplement called "Description of
                                 ELIPS--Historical Information."

                                 Beginning on PS-7, we have provided examples of hypothetical payouts on the ELIPS.

You may exchange your ELIPS      On any exchange date, you will have the right
for UPS Stock at the exchange    to exchange each ELIPS for shares of UPS Stock
ratio on any semi-annual         at the exchange ratio. If you exchange your
exchange date                    ELIPS, we will have the right to deliver to
                                 you either shares of UPS Stock or the cash value of those shares.

                                 o    The exchange dates are June    and
                                      December    of each of 2004, 2005 and
                                      2006, beginning in December 2004.

                                 o    If you exchange your ELIPS, you must
                                      exchange at least 1,000 ELIPS at a time, except that you may exchange any number of ELIPS if you are exchanging all of the ELIPS that you hold.

                                 You will not be entitled to exchange your ELIPS for the lock-in value. The lock-in value will only be determined at the maturity of the ELIPS and will only be payable to holders of the ELIPS at maturity.

How to exchange your ELIPS on    When you exchange your ELIPS on an exchange
an exchange date                 date, our affiliate Morgan Stanley & Co.
                                 Incorporated or its successors, which we refer to as MS & Co., acting as calculation agent, will determine the exact number of shares of UPS Stock or amount of cash you will receive based on the number of ELIPS you exchange and the exchange ratio. Since the ELIPS will be held only in book entry form, you may exercise your exchange right only by acting through your participant at the Depository Trust
                                 Company, whose nominee is the registered holder of the ELIPS.

                                 To exchange your ELIPS on an exchange date, you must instruct your broker or other person with whom you hold your ELIPS to take the following steps through normal clearing system channels:

                                 o fill out an Official Notice of Exchange, which is attached as Annex A to this pricing supplement;

                                 o deliver your Official Notice of Exchange to us on any trading day during the period beginning on the fifteenth calendar day prior to such exchange date and ending at 11:00 a.m. (New York City time) on the fifth scheduled trading day prior to the exchange date; and

                                 o transfer your book entry interest in the ELIPS to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee for our senior notes, on our behalf, on the day we deliver your shares or pay cash to you, as described below.

                                 Different firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of ELIPS you should consult the participant through which you own your interest for the relevant deadline. If you give us your Official Notice of Exchange after 11:00 a.m. (New York City time) on the fifth scheduled trading day prior to an exchange date, your notice will not be effective, you will not be able to exchange your ELIPS until the following semi-annual exchange date and you will need to complete all the required steps if you should wish to exchange your ELIPS on any subsequent exchange date.

                                 You must exchange at least 1,000 ELIPS at a time, provided that you may exchange any number of ELIPS if you are exchanging all of the ELIPS that you hold.

We can choose to pay to you      At our option, on the exchange date, we will
cash or UPS Stock if you elect   either:
to exchange your ELIPS
                                 o    deliver to you shares of UPS Stock at the
                                      exchange ratio as it may have been
                                      adjusted through the close of business on the fifth scheduled trading day prior to the exchange date, or

                                 o pay to you the cash value of such shares as determined on the fifth scheduled trading day prior to such exchange date.

The maturity date of the ELIPS   The maturity date of the of the ELIPS will be
may be accelerated               accelerated upon the occurrence of either of
                                 the following two events:

                                 o    a delisting event, which will occur if
                                      UPS Stock ceases to be listed on a
                                      national securities exchange or to be
                                      traded on the Nasdaq National Market
                                      System on any trading day on or prior to
                                      December   , 2004, the first lock-in
                                      valuation date; and

                                 o an event of default, which will occur if there is an event of default with respect to the ELIPS.

                                 Upon acceleration,

                                 o If due to a delisting event, we will owe you a number of shares of UPS Stock equal to the exchange ratio.

                                 o    If due to an event of default, we will
                                      owe you cash equal to the greater of (i) the product of the closing price of UPS Stock (and/or the value of any exchange property) as of the date of such acceleration and the exchange ratio and
                                      (ii) the highest lock-in value, if any,
                                      prior to the date of acceleration.

                                 The amount payable to you if the maturity of
                                 the ELIPS is accelerated may be substantially
                                 less than the $       principal amount of the
                                 ELIPS.

The ELIPS may become             Following certain corporate events relating to
exchangeable into the            UPS Stock, such as a stock-for-stock merger
common stock of companies        where UPS is not the surviving entity, the
other than UPS                   payout of the ELIPS upon exchange or at
                                 maturity may be linked to the common stock of a successor corporation to UPS instead of UPS
                                 Stock. Following certain other corporate events relating to UPS Stock, such as a merger event where holders of UPS Stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to UPS Stock, the payout of the ELIPS upon exchange or at maturity may be linked to the common stock of three companies in the same industry group as UPS in lieu of, or in addition to, UPS Stock, as applicable. In the event of such a corporate event, the equity-linked nature of the ELIPS would be affected. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of
                                 ELIPS--

                                 Antidilution Adjustments." You should read this section in order to understand these and other adjustments that may be made to your ELIPS.

MS & Co. will be the             We have appointed our affiliate, MS & Co., to
calculation agent                act as calculation agent for JPMorgan Chase
                                 Bank (formerly known as The Chase Manhattan
                                 Bank), the trustee for our senior notes. MS &
                                 Co. will calculate the lock-in amount, the amount of cash payable upon exchange, if applicable, and the amount payable per ELIPS in the event of an acceleration due to an event of default. MS & Co. will also adjust the exchange ratio for certain corporate events affecting UPS Stock and determine the appropriate underlying security or securities that will determine the payout at maturity in the event of certain reorganization events relating to UPS Stock that we describe in the section of this pricing supplement called
                                 "Description of ELIPS--Antidilution
                                 Adjustments."

No affiliation with UPS          UPS is not an affiliate of ours and is not
                                 involved with this offering in any way. The obligations represented by the ELIPS are obligations of Morgan Stanley and not of UPS.

Where you can find more          The ELIPS are senior notes issued as part of
information on the ELIPS         our Series C medium-term note program. You can
                                 find a general description of our Series C medium-term note program in the accompanying prospectus supplement dated August 26, 2003.
                                 We describe the basic features of this type of
                                 note in the sections called "Description of Notes--Fixed Rate Notes" and "--Exchangeable
                                 Notes."

                                 For a detailed description of the terms of the ELIPS, you should read the "Description of ELIPS" section in this pricing supplement. You should also read about some of the risks involved in investing in ELIPS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the ELIPS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the ELIPS.

How to reach us                  You may contact our principal executive
                                 offices at 1585 Broadway, New York, New York
                                 10036 (telephone number (212) 761-4000).

                       HYPOTHETICAL PAYOUTS ON THE ELIPS

     The payout on the ELIPS at maturity will depend on the closing price of UPS Stock on the payout determination date and on the five lock-in valuation dates. Because the closing price of UPS Stock may be subject to significant fluctuations over the term of the ELIPS, it is not possible to present a chart or table illustrating the complete range of possible payouts at maturity. The examples of the hypothetical payout calculations that follow assume that you hold the ELIPS to maturity and are intended to illustrate the effect of general trends in the closing value of UPS Stock on the number of shares or amount of cash that you will receive at maturity. However, UPS Stock may not appreciate or depreciate over the term of the ELIPS in accordance with any of the trends depicted by the hypothetical examples below.

     These examples are based on:

     o a hypothetical closing price of $70 per share of UPS Stock on the day we offer the ELIPS for initial sale to the public, which we refer to as the "initial closing price"

     o    a hypothetical exchange ratio of 0.25

     o    a hypothetical issue price of $20.30 per ELIPS (116% of $70 times
          0.25)

     The lock-in value equals the highest closing price of UPS Stock at the exchange ratio as determined on each lock-in valuation date. The lock-in value is printed in italics in the following examples. The payout at maturity is printed in bold.

                                   Example 1              Example 2             Example 3
                             --------------------------------------------------------------------
                                          Closing               Closing                Closing
                                         Price of              Price of               Price of
                                         UPS Stock             UPS Stock              UPS Stock
                             Closing       times    Closing      times    Closing       times
                             Price of    Exchange   Price of   Exchange   Price of    Exchange
                             UPS Stock     Ratio    UPS Stock    Ratio    UPS Stock     Ratio
                             --------------------------------------------------------------------
                Pricing Date   $70.00     $17.50      $70.00    $17.50      $70.00     $17.50
Dec-04      1st Lock-In Date    73.50      18.38       77.00     19.25       82.00      20.50
Jun-05      2nd Lock-In Date    77.00      19.25       92.50     23.13      106.00      26.50
Dec-05      3rd Lock-In Date    81.00      20.25      112.00     28.00       96.00      24.00
Jun-06      4th Lock-In Date    85.00      21.25      105.00     26.25       84.00      21.00
Dec-06      5th Lock-In Date    89.50      22.38       98.00     24.50       76.00      19.00
       Payout Determination
Jun-07         Date             94.00      23.50       95.00     23.75       55.00      13.75
                             --------------------------------------------------------------------
Payout at Maturity per ELIPS  $23.50 of UPS Stock   $28.00 Lock-In Value   $26.50 Lock-In Value
                                                              in cash               in cash
                             --------------------------------------------------------------------

(Table continued)

                                   Example 4             Example 5              Example 6
                             -------------------------------------------------------------------
                                        Closing                 Closing               Closing
                                        Price of               Price of              Price of
                                        UPS Stock              UPS Stock             UPS Stock
                             Closing    times      Closing       times    Closing      times
                             Price of   Exchange   Price of    Exchange   Price of   Exchange
                             UPS Stock    Ratio    UPS Stock     Ratio    UPS Stock    Ratio
                             -------------------------------------------------------------------
                Pricing Date   $70.00     $17.50     $70.00     $17.50      $70.00    $17.50
Dec-04      1st Lock-In Date    35.00       8.75      52.00      13.00       74.00     18.50
Jun-05      2nd Lock-In Date    37.00       9.25      63.00      15.75       68.00     17.00
Dec-05      3rd Lock-In Date    38.60       9.65      56.00      14.00       70.00     17.50
Jun-06      4th Lock-In Date    40.50      10.13      45.00      11.25       72.00     18.00
Dec-06      5th Lock-In Date    42.00      10.50      42.00      10.50       76.00     19.00
       Payout Determination
Jun-07         Date             46.00      11.50      40.00      10.00       78.00     19.50
                             -------------------------------------------------------------------
Payout at Maturity per ELIPS  $11.50 of UPS Stock   $15.75 Lock-In Value   $19.50 of UPS Stock
                                                           in cash
                             -------------------------------------------------------------------

o In Example 1, the closing price of UPS Stock increases on each successive lock-in valuation date, reaching a high of $89.50 on the fifth lock-in valuation date. Thus, the lock-in value is calculated on the fifth lock-in valuation date and equals $22.38. Because the product of the closing price of UPS Stock and the exchange ratio on the payout determination date ($23.50) is greater than the lock-in value ($22.38), the payout at maturity per ELIPS equals one-fourth of a share of UPS Stock with a value of $23.50 at maturity, representing a 16% increase above the issue price of $20.30. This return is less than the 34% increase in the price return on UPS Stock over the same period.

o In Example 2, the closing price of UPS Stock increases on the first, second and third lock-in valuation dates, reaching a high of $112 on the third lock-in valuation date. Thus, the lock-in value is calculated on the third lock-in valuation date and equals $28. The subsequent decreases in the value of UPS Stock on the fourth and fifth lock-in valuation dates do not affect the lock-in value. Because the lock-in value ($28) is greater than the product of the closing price of UPS Stock and the exchange ratio on the payout determination date ($23.75), the payout at maturity on the ELIPS equals the lock-in value of $28 in cash, representing a 38% increase above the issue price of $20.30. This return is greater than the 36% increase in the price return on UPS Stock over the same period.

o In Example 3, the closing price of UPS Stock increases on the first and second lock-in valuation dates, reaching a high of $106 on the second lock-in valuation date. Thus, the lock-in value is calculated on the second lock-in valuation date and equals $26.50. The subsequent decreases in the value of UPS Stock on the third, fourth and fifth lock-in valuation dates do not affect the lock-in value. Because the lock-in value ($26.50) is greater than the product of the closing price of UPS Stock and the exchange ratio on the payout determination date ($13.75), the payout at maturity on the ELIPS equals the lock-in value of $26.50 in cash, representing a 31% increase above the issue price of $20.30. This return is greater than the negative 21% price return on UPS Stock over the same period.

o In Example 4, the closing price of UPS Stock decreases on the first lock-in valuation date, and increases on each successive lock-in valuation date but never returns to its initial closing price, reaching a high of $42 on the fifth lock-in valuation date. Thus, the lock-in value is calculated on the fifth lock-in valuation date and equals $10.50. Because the product of the closing price of UPS Stock and the exchange ratio on the payout determination date ($11.50) is greater than the lock-in value ($10.50), the payout at maturity per ELIPS equals one-fourth of a share of UPS Stock with a value of $11.50 at maturity, representing a 43% decrease below the issue price of $20.30. This return is less than the negative 34% price return on UPS Stock over the same period.

o In Example 5, the closing price of UPS Stock decreases on the first lock-in valuation date, increases to a high of $63 on the second lock-in valuation date, and decreases on each subsequent lock-in valuation date. Thus, the lock-in value is calculated on the second lock-in valuation date and equals $15.75. The subsequent decreases in the value of UPS Stock on the third, fourth and fifth lock-in valuation dates do not affect the lock-in value. Because the lock-in value ($15.75) is greater than the product of the closing price of UPS Stock and the exchange ratio on the payout determination date ($10), the payout at maturity on the ELIPS equals the lock-in value of $15.75 in cash, representing a 22% decrease below the issue price of $20.30. This return is greater than the negative 43% price return on UPS Stock over the same period.

o In Example 6, the closing price of UPS Stock fluctuates during the term of the ELIPS and reaches a high of $76 on the fifth lock-in valuation date. Thus, the lock-in value is calculated on the fifth lock-in valuation date and equals $19. Because the product of the closing price of UPS Stock and the exchange ratio on the payout determination date ($19.50) is greater than the lock-in value ($19), the payout at maturity per ELIPS equals one-fourth of a share of UPS Stock with a value of $19.50 at maturity, representing a 4% decrease below the issue price of $20.30. This return is less than the 11% increase in the price return on UPS Stock over the same period.

                                  RISK FACTORS

     The ELIPS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of UPS Stock, there is no guaranteed return of principal. This section describes the most significant risks relating to the ELIPS. You should carefully consider whether the ELIPS are suited to your particular circumstances before you decide to purchase them.

ELIPS are not ordinary senior    The ELIPS combine features of equity and debt.
notes -- no guaranteed return    The terms of the ELIPS differ from those of
of principal; no interest        ordinary debt securities in that we will not
                                 pay you interest or a fixed amount at
                                 maturity. The return on your investment in the
                                 ELIPS (the effective yield to maturity) may be
                                 less than the amount that would be paid on an
                                 ordinary debt security and actually may be
                                 negative. If you do not exchange your ELIPS,
                                 our payout to you at maturity will be cash or
                                 a number of shares of UPS Stock that may be
                                 worth less, and potentially significantly
                                 less, than the $         principal amount of
                                 each ELIPS, even if the lock-in value is higher than the closing price of UPS Stock at maturity.

                                 The principal amount and issue price of each
                                 ELIPS is $        , which is     % of the
                                 $         closing price of UPS Stock on the
                                 day we offer the ELIPS for initial sale to the public multiplied by the exchange ratio of .25. This percentage is expected to be [115 to 117]% and will be determined on the day we initially offer the ELIPS to the public. Consequently, unless the closing price of UPS Stock on the maturity date or on one of the lock-in valuation dates exceeds [115 to 117]%
                                 of the closing price on June   , 2004, the day
                                 we offer the ELIPS for initial sale to the public, you will receive at maturity (including upon an acceleration of the ELIPS) cash or UPS Stock that is worth less than the principal amount of the ELIPS.

Secondary trading may be         There may be little or no secondary market for
limited                          the ELIPS. Although we will apply to list the
                                 ELIPS on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the ELIPS but is not required to do so. If at any time
                                 MS & Co. were to cease acting as a market maker, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which you would be able to sell your ELIPS would likely be lower than if an active market existed.

                                 In addition, if the ELIPS are listed on the AMEX, and there is a significant decline in the value of UPS Stock on or prior to the first lock-in date, such that the aggregate market value of the ELIPS outstanding falls below $4 million, it is possible that the ELIPS will no longer meet the listing requirements of the AMEX. If the ELIPS are no longer listed, liquidity in the secondary market will be negatively impacted.

Market price of the ELIPS        Several factors, many of which are beyond our
influenced by many               control, will influence the value of the ELIPS
unpredictable factors            in the secondary market and the price at which
                                 MS & Co. may be willing to purchase or sell
                                 ELIPS in the secondary market, including:

                                 o the trading price of UPS Stock on any day and the highest closing price of UPS Stock at the exchange ratio on any previous lock-in valuation date

                                 o    interest and yield rates in the market

                                 o    the volatility (frequency and magnitude
                                      of changes in price) of UPS Stock

                                 o    the dividend rate on UPS Stock

                                 o    geopolitical conditions and economic,
                                      financial, political, regulatory or
                                      judicial events that affect stock markets generally and which may affect the trading price of UPS Stock

                                 o    the time remaining to the next lock-in
                                      valuation date and to the maturity of the ELIPS

                                 o    our creditworthiness

                                 o    the occurrence of certain events
                                      affecting UPS Stock that may or may not
                                      require an adjustment to the exchange
                                      ratio

                                 Some or all of these factors will influence the price you will receive if you sell your ELIPS prior to maturity. For example, you may have to sell your ELIPS at a substantial discount from the principal amount if the trading prices of UPS Stock on any day and on any previous lock-in valuation dates are at, below or not sufficiently above the closing price on the day we offer the ELIPS for initial sale to the public.

                                 You cannot predict the future performance of
                                 UPS Stock based on its historical performance. The price of UPS Stock may decrease or fail to increase on any lock-in valuation date or at
                                 maturity by at least     % so that you will
                                 receive at maturity cash or an amount of UPS
                                 Stock worth less than the principal amount of the ELIPS.

The inclusion of commissions     Assuming no change in market conditions or any
and projected profit from        other relevant factors, the price, if any, at
hedging in the original issue    which MS&Co. is willing to purchase ELIPS in
price is likely to adversely     secondary market transactions will likely be
affect secondary market prices   lower than the original issue price, since the
                                 original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the ELIPS, as well as the projected profit included in the cost of hedging our obligations under the ELIPS. In addition, any such prices may differ from values determined by pricing models used by MS&Co., as a result of dealer discounts, mark-ups or other transaction costs.

If the ELIPS accelerate, you     The maturity of the ELIPS will be accelerated
may receive an amount worth      if UPS Stock is delisted or an event of
substantially less than the      default occurs under the ELIPS. The amount
principal amount of the ELIPS    payable to you if the maturity of the ELIPS is
                                 accelerated may differ depending on the reason for the acceleration and may be worth substantially less than the principal amount of the ELIPS. See "Description of ELIPS--Delisting Event Acceleration" and
                                 "Description of ELIPS--Alternate Exchange
                                 Calculation in Case of an Event of Default."

Morgan Stanley is not            UPS is not an affiliate of ours and is not
affiliated with UPS              involved with this offering in any way.
                                 Consequently, we have no ability to control the actions of UPS, including any corporate actions of the type that would require the calculation agent to adjust the exchange ratio. UPS has no obligation to consider your interest as an investor in the ELIPS in taking any corporate actions that might affect the value of your ELIPS. None of the money you pay for the ELIPS will go to UPS.

Morgan Stanley may engage        We or our affiliates may presently or from
in business with or              time to time engage in business with UPS
involving UPS without            without regard to your interests, including
regard to your interest          extending loans to, or making equity
                                 investments in, UPS or providing advisory services to UPS, including merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about UPS.
                                 Neither we nor any of our affiliates
                                 undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to UPS. These research reports may or may not recommend that investors buy or hold UPS
                                 Stock.

You have no shareholder          Investing in the ELIPS is not equivalent to
                                 investing in the UPS stock. As an investor in the ELIPS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to UPS Stock.

The ELIPS may become             Following certain corporate events relating to
exchangeable into the            UPS Stock, such as a merger event where
common stock of companies        holders of UPS Stock would receive all or a
other than UPS                   substantial portion of their consideration in
                                 cash or a significant cash dividend or
                                 distribution of property with respect to UPS
                                 Stock, the payout of the ELIPS upon exchange or at maturity may be linked to the common stock of three companies in the same industry group as UPS in lieu of, or in addition to, UPS Stock. Following certain other corporate events, such as a stock-for-stock merger where
                                 UPS is not the surviving entity, you may receive a payout upon exchange or at maturity linked to the common stock of a successor corporation to UPS. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of ELIPS--Antidilution Adjustments." The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the ELIPS.

The antidilution adjustments     MS & Co., as calculation agent, will adjust
the calculation agent is         the exchange ratio for certain events
required to make do not          affecting UPS Stock, such as stock splits and
cover every corporate event      stock dividends, and certain other corporate
that can affect UPS Stock        actions involving UPS, such as mergers.
                                 However, the calculation agent will not make an adjustment for every corporate event that can affect UPS Stock. For example, the calculation agent is not required to make any adjustments if UPS or anyone else makes a partial tender or partial exchange offer for UPS Stock. If an event occurs that does not require the calculation agent to adjust the exchange ratio, the price of the ELIPS may be materially and adversely affected.

The economic interests of the    The economic interests of the calculation
calculation agent and other of   agent and other of our affiliates are
our affiliates are potentially   potentially adverse to your interests as an
adverse to your interests        investor in the ELIPS.

                                 Because the calculation agent, MS & Co., is our affiliate, the economic interests of the calculation agent may be adverse to your interests as an investor in the ELIPS. As calculation agent, MS & Co. will calculate the amount payable to you in the event of a price acceleration and will determine what adjustments should be made to the exchange ratio to reflect certain corporate and other events and the appropriate underlying security or securities to be delivered at maturity in the event of certain reorganization events. Determinations made by MS & Co, in its capacity as calculation agent, including adjustments to the exchange ratio or the calculation of the amount payable to you in the event of an acceleration, may affect the exchange ratio at maturity or upon acceleration of the ELIPS. See the sections of this pricing supplement called "Description of ELIPS--Antidilution Adjustments" and "--Price Event Acceleration."

                                 In addition, the original issue price of the ELIPS includes the agent's commissions and certain costs of hedging our obligations under the ELIPS. The subsidiaries through which we hedge our obligations under the ELIPS expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity     MS & Co. and other affiliates of ours will
by the calculation agent and     carry out hedging activities related to the
its affiliates could             the ELIPS, including trading in UPS Stock as
potentially affect the value     well as in other instruments related to UPS
of the ELIPS                     Stock. MS & Co. and some of our other
                                 subsidiaries also trade UPS Stock and other financial instruments related to UPS Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day we offer the ELIPS for initial sale to the public could potentially affect the price of UPS Stock and, accordingly, potentially affect the issue price of the ELIPS and, therefore, increase the price at which UPS Stock must close before you would receive at maturity an amount of cash or UPS Stock worth more than the principal amount of the ELIPS. Additionally, such hedging or trading activities during the term of the ELIPS could potentially affect the price of UPS Stock on the lock-in valuation dates and at maturity and, accordingly, the amount of cash or the value of the UPS Stock you may receive at maturity, including upon an acceleration event.

                                 The original issue price of the ELIPS includes the agent's commissions and certain costs of hedging our obligations under the ELIPS. The subsidiaries through which we hedge our obligations under the ELIPS expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

An investment in the ELIPS       You should also consider the U.S. federal
should be treated as an open     income tax consequences of investing in the
transaction for U.S. federal     ELIPS. There is no direct legal authority as
income tax purposes              to the proper tax treatment of the ELIPS. In
                                 the opinion of our special tax counsel, an investment in an ELIPS should be treated as an "open transaction" with respect to UPS Stock for U.S. federal income tax purposes, as described in the section of this pricing supplement called "Description of
                                 ELIPS--United States Federal Income
                                 Taxation--General." Under this treatment, if you are a U.S. taxable investor, you should not be required to accrue any income during the term of an ELIPS or upon receipt of any UPS Stock, whether at maturity or upon exercise of your exchange right; but you should recognize capital gain or loss upon receipt of any cash at maturity or upon a sale, exchange, or other disposition of the ELIPS in an amount equal to the difference between the amount realized and your tax basis in the ELIPS. However, due to the absence of authorities that directly address the proper tax treatment of the ELIPS, no assurance can be given that the Internal Revenue Service
                                 (the "IRS") will accept, or that a court will uphold, this characterization and treatment.
                                 If the IRS were successful in asserting an alternative characterization or treatment, the timing and character of income thereon would be significantly affected. Please read carefully the section of this pricing supplement called "Description of
                                 ELIPS--United States Federal Income Taxation."

                                 If you are a foreign investor, please read the section of this pricing supplement called "Description of ELIPS--United States Federal Income Taxation."

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the ELIPS.

                              DESCRIPTION OF ELIPS

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "ELIPS" refers to each $ principal amount of our Equity-linked securities with Lock-In Protection(SM) due June 30, 2007, Linked to the Performance of Class B Common Stock of United Parcel Service, Inc. In this pricing supplement, the terms "Morgan Stanley," "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount...... $

Maturity Date................... June 30, 2007, subject to acceleration as described below in "--Price Event
                                 Acceleration" and "--Alternate Exchange
                                 Calculation in Case of an Event of Default" and subject to extension if the Payout Determination Date is postponed in accordance with the following paragraph.

                                 If the Payout Determination Date is postponed because it is not a Trading Day or due to a Market Disruption Event or otherwise, the Maturity Date will be the second scheduled Trading Day that is also a Business Day following the Payout Determination Date.

Specified Currency.............. U.S. dollars

Issue Price..................... $         per ELIPS. The Issue Price of the
                                 ELIPS is equal to     % of the product of (i)
                                 the Closing Price of UPS Stock on June   ,
                                 2004, the day we offer the ELIPS for initial sale to the public, and (ii) the Exchange Ratio.

Original Issue Date
(Settlement Date)............... June   , 2004

CUSIP Number.................... 61746S737

Denominations................... $         and integral multiples thereof

Exchange Ratio.................. 0.25, subject to adjustment in accordance with
                                 "--Antidilution Adjustments" below.

Lock-In Value................... Equal to the highest of the products of the
                                 Closing Price of UPS Stock on each Lock-In
                                 Valuation Date multiplied by the applicable
                                 Exchange Ratio on each such Lock-In Valuation Date, as determined by the Calculation Agent on each Lock-In Valuation Date.

Lock-In Valuation Dates......... June    and December    of each of 2004, 2005
                                 and 2006, beginning December   , 2004, in each
                                 such case subject to adjustment if such date is not a Trading Day or if a Market Disruption Event occurs on such date as described in the following paragraph.

                                 If any scheduled Lock-In Valuation Date is not a Trading Day or if a Market Disruption Event occurs on any such date, such Lock-In Valuation Date will be the immediately succeeding Trading Day on which no Market Disruption Event shall have occurred; provided that if a Market Disruption Event occurs on any scheduled Lock-In Valuation Date and on each of the five Trading Days immediately succeeding that scheduled Lock-In Valuation Date, then (i) such fifth succeeding Trading Day will be deemed to be the relevant Lock-In Valuation Date, notwithstanding the occurrence of a Market Disruption Event on such day.

Payout Determination Date....... June 28, 2007; provided that if June 28, 2007 is not a Trading Day or if a Market Disruption Event occurs on such day, the Payout Determination Date will be the immediately succeeding Trading Day on which no Market Disruption Event occurs.

Exchange at Maturity............ Unless the maturity of the ELIPS has been accelerated or you have previously exchanged your ELIPS on an Exchange Date, on the Maturity Date, upon delivery of the ELIPS to the Trustee, we will apply the $ principal amount of each ELIPS as payment for, and will deliver, either (i) cash in an amount equal to the Lock-In Value or (ii) a number of shares of UPS Stock equal to the Exchange Ratio. We will deliver cash or shares of UPS Stock on the Maturity Date as follows:

                                 o    If on the Payout Determination Date the
                                      value of the Closing Price of UPS Stock
                                      on such date multiplied by the Exchange
                                      Ratio is greater than or equal to the
                                      Lock-In Value, we will deliver on the
                                      Maturity Date a number of shares of UPS
                                      Stock equal to the Exchange Ratio.

                                 o    If on the Payout Determination Date the
                                      value of the Closing Price of UPS Stock
                                      on such date multiplied by the Exchange
                                      Ratio is less than the Lock-In Value, we will deliver on the Maturity Date an amount of cash equal to the Lock-In Value.

                                 The Calculation Agent will determine these values on or immediately following the Payout Determination Date.

                                 We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to DTC, on or prior to 10:30 a.m. on the Trading Day immediately prior to the Maturity Date of the ELIPS (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), of the amount of cash or UPS Stock to be delivered with respect to the
                                 $         principal amount of each ELIPS and
                                 (ii) deliver such cash or shares of UPS Stock (and cash in respect of any fractional shares of UPS Stock) to the Trustee for delivery to DTC, as holder of the ELIPS, on the Maturity Date. We expect such shares and/or cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

                                 If the maturity of the ELIPS is accelerated because of a Delisting Event Acceleration (as described under "--Delisting Event Acceleration" below) or because of an Event of Default Acceleration (as defined under "--Alternate Exchange Calculation in Case of an Event of Default" below), we shall provide such notice as promptly as possible and in no event later than (i) in the case of an Event of Default Acceleration, two Trading Days after the Acceleration Date (but if such second Trading Day is not a Business Day, prior to the close of business on the Business Day preceding such second Trading Day) and (ii) in the case of a Delisting Event Acceleration, 10:30 a.m. on the Trading Day immediately prior to the Acceleration Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Acceleration Date).

Exchange Right.................. On any Exchange Date, you will be entitled, upon your

                                 o    completion and delivery to us and the
                                      Calculation Agent through your
                                      participant at The Depository Trust
                                      Company, which we refer to as DTC, of an Official Notice of Exchange (in the form of Annex A attached hereto) at any time during the Exchange Notice Period (as defined below) relating to such Exchange Date and

                                 o    instruction to your broker or the
                                      participant through which you own your
                                      interest in the ELIPS to transfer your
                                      book entry interest in the ELIPS to the
                                      Trustee on our behalf on or before the
                                      Exchange Settlement Date (as defined
                                      below),

                                 to exchange each ELIPS for a number of shares of UPS Stock equal to the Exchange Ratio, as adjusted for corporate events relating to UPS. See "--Antidilution Adjustments" below.

                                 Upon any such exchange, we may, at our sole option, either deliver such shares of UPS Stock or pay an amount in cash per ELIPS equal to the Exchange Ratio times the Closing Price (as defined below) of UPS Stock on the fifth scheduled Trading Day prior to the Exchange Date, as determined by the Calculation Agent, in lieu of such UPS Stock. See "--Closing Price."

                                 We will, or will cause the Calculation Agent to, deliver such shares of UPS Stock or cash to the Trustee for delivery to you on the Exchange Date.

                                 Since the ELIPS will be held only in book entry form, you may exercise your Exchange Right only by acting through your participant at DTC, whose nominee is the registered holder of the ELIPS. Accordingly, as a beneficial owner of ELIPS, if you desire to exchange all or any portion of your ELIPS you must instruct the participant through which you own your interest to exercise the Exchange Right on your behalf by forwarding the Official Notice of Exchange to us and the Calculation Agent as discussed above. In order to ensure that the instructions are received by us on a particular day, you must instruct the participant through which you own your interest before that participant's deadline for accepting instructions from their customers. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of ELIPS you should consult the participant through which you own your interest for the relevant deadline. All instructions given to us by participants on your behalf relating to the right to exchange the ELIPS will be irrevocable. In addition, at the time instructions are given, you must direct the participant through which you own your interest to transfer its book entry interest in the related ELIPS, on DTC's records, to the

                                 Trustee on our behalf. See "Forms of
                                 Securities--Global Securities" in the
                                 accompanying prospectus.

Minimum Exchange................ If you exercise your Exchange Right, you must exchange at least 1,000 ELIPS at a time;
                                 provided that you may exchange any number of ELIPS if you are exchanging all of your ELIPS.

Exchange Dates.................. June    and December    of each of 2004, 2005
                                 and 2006, or if such date is not a Trading
                                 Day, the Trading Day immediately succeeding
                                 such date. The first Exchange Date will be
                                 December   , 2004.

Exchange Notice Period.......... For any Exchange Date, the period beginning on the fifteenth calendar day prior to such Exchange Date and ending at 11:00 a.m. (New York City time) on the fifth scheduled Trading Day prior to such Exchange Date. The final notice date for each Exchange Date is scheduled to be as follows:

                                   Exchange Date              Final Notice Date
                                 ----------------------------------------------
                                 December   , 2004            December   , 2004
                                 June   , 2005                June   , 2005
                                 December   , 2005            December   , 2005
                                 June   , 2006                June   , 2006
                                 December   , 2006            December   , 2006

Marketable Security............. Any equity security listed on a national securities exchange or traded on The Nasdaq
                                 National Market System.

Delisting Event Acceleration.... If on any Trading Day during the period prior to and ending on the first Lock-In Valuation
                                 Date, UPS Stock ceases to be a Marketable
                                 Security (and has not been replaced by a New
                                 Stock and/or Reference Basket Stocks pursuant to the Antidilution Adjustments), the Maturity Date of the ELIPS will be deemed to be accelerated to the third Business Day immediately following such Trading Day (the "Acceleration Date"). Upon such acceleration,
                                 with respect to the $         principal amount
                                 of each ELIPS, we will deliver to DTC, as holder of the ELIPS, on the Acceleration Date, a number of shares of UPS Stock equal to the Exchange Ratio.

                                 We expect such shares will be distributed to investors on the Acceleration Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

                                 Investors will not be entitled to receive the
                                 return of the $         principal amount of
                                 each ELIPS upon a Delisting Event
                                 Acceleration.

No Fractional Shares............ Upon delivery of the ELIPS to the Trustee at maturity, we will deliver the aggregate number of shares of UPS Stock due with respect to all of such ELIPS, as described above, but we will pay cash in lieu of delivering any fractional share of UPS Stock in an amount equal to the corresponding fractional Closing Price of such fraction of a share of UPS Stock as determined by the Calculation Agent as of the Valuation Date.

Closing Price................... The Closing Price for one share of UPS Stock
                                 (or one unit of any other security for which a Closing Price must be determined) on any Trading Day (as defined below) means:

                                      o    if UPS Stock (or any such other
                                           security) is listed or admitted to
                                           trading on a national securities
                                           exchange, the last reported sale
                                           price, regular way, of the principal
                                           trading session on such day on the
                                           principal United States securities
                                           exchange registered under the
                                           Securities Exchange Act of 1934, as
                                           amended (the "Exchange Act"), on
                                           which UPS Stock (or any such other
                                           security) is listed or admitted to
                                           trading,

                                      o    if UPS Stock (or any such other
                                           security) is a security of the
                                           Nasdaq National Market (and provided
                                           that the Nasdaq National Market is
                                           not then a national securities
                                           exchange), the Nasdaq official
                                           closing price published by The
                                           Nasdaq Stock Market, Inc. on such
                                           day, or

                                      o    if UPS Stock (or any such other
                                           security) is not listed or admitted
                                           to trading on any national
                                           securities exchange and is not a
                                           security of the Nasdaq National
                                           Market but is included in the OTC
                                           Bulletin Board Service (the "OTC
                                           Bulletin Board") operated by the
                                           National Association of Securities
                                           Dealers, Inc., the last reported
                                           sale price of the principal trading
                                           session on the OTC Bulletin Board on
                                           such day.

                                 If UPS Stock (or any such other security) is listed or admitted to trading on any national securities exchange or is a security of the Nasdaq National Market but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of UPS Stock (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on such day. If, because of a Market Disruption Event (as defined below) or otherwise, the last reported sale price or Nasdaq official closing price, as applicable, for UPS Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for UPS Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term "security of the Nasdaq National Market" will include a security included in any successor to such system, and the term "OTC Bulletin Board Service" will include any successor service thereto.

Trading Day..................... A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc. ("NYSE"), the American Stock Exchange LLC, the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Book Entry Note or
Certificated Note............... Book Entry. The ELIPS will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the ELIPS. Your beneficial interest in the ELIPS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to actions taken by you or to be taken by you refer to actions taken or to be taken by DTC upon instructions from its participants acting on your behalf, and all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the ELIPS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global Securities--Registered
                                 Global Securities" in the accompanying
                                 prospectus.

Senior Note or
Subordinated Note............... Senior

Trustee......................... JPMorgan Chase Bank (formerly known as The
                                 Chase Manhattan Bank)

Agent for the underwritten
  offering of ELIPS............. MS & Co.

Calculation Agent............... MS & Co.

                                 All determinations made by the Calculation
                                 Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and on us.

                                 All calculations with respect to the Exchange Ratio for the ELIPS will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655), and all dollar amounts related to payouts at maturity resulting from such calculations will be rounded to the nearest cent with one-half cent being rounded upward.

                                 Because the Calculation Agent is our
                                 affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the ELIPS, including with respect to certain determinations and judgments that the Calculation Agent must make in making adjustments to the Exchange Ratio or other antidilution adjustments or determining any Closing Price or whether a Market Disruption Event has occurred or calculating the amount payable to you in the event of any acceleration. See "--Antidilution
                                 Adjustments," "--Market Disruption Event" and "--Alternate Exchange Calculation in

                                 Case of an Event of Default" below and
                                 "--Price Event Acceleration" above. MS & Co.
                                 is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Antidilution Adjustments........ The Exchange Ratio will be adjusted as follows:

                                 1. If UPS Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Ratio will be adjusted to equal the product of the prior Exchange Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of UPS Stock.

                                 2. If UPS Stock is subject (i) to a stock dividend (issuance of additional shares of UPS Stock) that is given ratably to all holders of shares of UPS Stock or (ii) to a distribution of UPS Stock as a result of the triggering of any provision of the corporate charter of UPS, then once the dividend has become effective and UPS Stock is trading ex-dividend, the Exchange Ratio will be adjusted so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of (x) the number of shares issued with respect to one share of UPS Stock and (y) the prior Exchange Ratio.

                                 3. If UPS issues rights or warrants to all holders of UPS Stock to subscribe for or purchase UPS Stock at an exercise price per share less than the Closing Price of UPS Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the ELIPS, then the Exchange Ratio will be adjusted to equal the product of the prior Exchange Ratio and a fraction, the numerator of which shall be the number of shares of UPS Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of UPS Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of UPS Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of UPS Stock which the aggregate offering price of the total number of shares of UPS Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

                                 4. There will be no adjustments to the
                                 Exchange Ratio to reflect cash dividends or other distributions paid with respect to UPS Stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5 and Extraordinary Dividends. "Extraordinary Dividend" means each of (a) the full amount per share of UPS Stock of any cash dividend or special dividend or distribution that is identified by UPS as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by UPS as an extraordinary or special dividend or distribution) distributed per share of UPS Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of UPS Stock that did not include an Extraordinary Dividend (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5% of the Closing Price of UPS Stock on the Trading Day preceding the "ex-dividend date" (that is, the day on and after which transactions in UPS Stock on an organized securities exchange or trading system no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such cash dividend or other cash distribution (such Closing Price, the "Base Closing Price") and
                                 (c) the full cash value of any non-cash
                                 dividend or distribution per share of UPS
                                 Stock (excluding Marketable Securities, as defined in paragraph 5 below). Subject to the following sentence, if any cash dividend or distribution of such other property with respect to UPS Stock includes an Extraordinary Dividend, the Exchange Ratio with respect to UPS Stock will be adjusted on the ex-dividend date so that the new Exchange Ratio will equal the product of (i) the prior Exchange Ratio and (ii) a fraction, the numerator of which is the Base Closing Price, and the denominator of which is the amount by which the Base Closing Price exceeds the Extraordinary Dividend. If any Extraordinary Dividend is at least 35% of the Base Closing Price, then, instead of adjusting the Exchange Ratio, the amount payable upon any exchange and at maturity will be determined as described in paragraph 5 below, and the Extraordinary Dividend will be allocated to Reference Basket Stocks in accordance with the procedures for a Reference Basket Event as described in clause (c)(ii) of paragraph 5 below. The value of the non-cash component of an Extraordinary Dividend will be determined on the ex-dividend date for such distribution by the Calculation Agent, whose determination shall be conclusive in the absence of manifest error. A distribution on UPS Stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below shall cause an adjustment to the Exchange Ratio pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable.

                                 5. Any of the following shall constitute a Reorganization Event: (i) UPS Stock is reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by UPS, (ii) UPS has been subject to any merger, combination or consolidation and is not the surviving entity,
                                 (iii) UPS completes a statutory exchange of securities with another corporation (other than pursuant to clause (ii) above), (iv) UPS is liquidated, (v) UPS issues to all of its shareholders equity securities of an issuer other than UPS (other than in a transaction described in clause (ii), (iii) or (iv) above) (a "spinoff stock") or (vi) UPS Stock is the subject of a tender or exchange offer or going private transaction on all of the outstanding shares. If any Reorganization Event occurs, in each case as a result of which the holders of UPS Stock receive a Marketable Security, other securities or other property, assets or cash (collectively "Exchange Property"), the product of the Closing Price of UPS Stock and the Exchange Ratio on any Lock-

                                 In Valuation Date and the amount payable upon any exchange and at maturity with respect to
                                 the $         principal amount of each ELIPS
                                 following the effective date for such
                                 Reorganization Event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) will be determined in accordance with the following:

                                      (a) if UPS Stock continues to be
                                      outstanding, UPS Stock (if applicable, as reclassified upon the issuance of any tracking stock) at the Exchange Ratio in effect on such Lock-In Valuation Date or Payout Determination Date (taking into account any adjustments for any distributions described under clause
                                      (c)(i) below), as applicable; and

                                      (b) for each Marketable Security received in such Reorganization Event (each a "New Stock"), including the issuance of any tracking stock or spinoff stock or the receipt of any stock received in exchange for UPS Stock where UPS is not the surviving entity, the number of shares of the New Stock received with respect to one share of UPS Stock multiplied by the Exchange Ratio for UPS Stock on the Trading Day immediately prior to the effective date of the Reorganization Event (the "New Stock Exchange Ratio"), as adjusted to such Lock-In Valuation Date or the Payout Determination Date (taking into account any adjustments for distributions described under clause
                                      (c)(i) below), as applicable; and

                                      (c) for any cash and any other property
                                      or securities other than Marketable
                                      Securities received in such
                                      Reorganization Event (the "Non-Stock
                                      Exchange Property"),

                                           (i) if the combined value of the
                                           amount of Non-Stock Exchange
                                           Property received per share of UPS
                                           Stock, as determined by the
                                           Calculation Agent in its sole
                                           discretion on the effective date of
                                           such Reorganization Event (the
                                           "Non-Stock Exchange Property
                                           Value"), by holders of UPS Stock is
                                           less than 25% of the Closing Price
                                           of UPS Stock on the Trading Day
                                           immediately prior to the effective
                                           date of such Reorganization Event, a
                                           number of shares of UPS Stock, if
                                           applicable, and of any New Stock
                                           received in connection with such
                                           Reorganization Event, if applicable,
                                           in proportion to the relative
                                           Closing Prices of UPS Stock and any
                                           such New Stock, and with an
                                           aggregate value equal to the
                                           Non-Stock Exchange Property Value
                                           multiplied by the Exchange Ratio in
                                           effect for UPS Stock on the Trading
                                           Day immediately prior to the
                                           effective date of such Reorganization
                                           Event based on such Closing Prices,
                                           in each case as determined by the
                                           Calculation Agent in its sole
                                           discretion on the effective date of
                                           such Reorganization Event; and the
                                           number of such shares of UPS Stock
                                           or any New Stock determined in
                                           accordance with this clause (c)(i)
                                           will be added at the time of such
                                           adjustment to the Exchange Ratio in
                                           subparagraph (a)
                                           above and/or the New Stock Exchange
                                           Ratio in subparagraph (b) above, as
                                           applicable, or

                                           (ii) if the Non-Stock Exchange
                                           Property Value is equal to or
                                           exceeds 25% of the Closing Price of
                                           UPS Stock on the Trading Day
                                           immediately prior to the effective
                                           date relating to such Reorganization
                                           Event or, if UPS Stock is
                                           surrendered exclusively for
                                           Non-Stock Exchange Property (in each
                                           case, a "Reference Basket Event"),
                                           an initially equal-dollar weighted
                                           basket of three Reference Basket
                                           Stocks (as defined below) with an
                                           aggregate value on the effective
                                           date of such Reorganization Event
                                           equal to the Non-Stock Exchange
                                           Property Value multiplied by the
                                           Exchange Ratio in effect for UPS
                                           Stock on the Trading Day immediately
                                           prior to the effective date of such
                                           Reorganization Event. The "Reference
                                           Basket Stocks" will be the three
                                           stocks with the largest market
                                           capitalization among the stocks that
                                           then comprise the S&P 500 Index (or,
                                           if publication of such index is
                                           discontinued, any successor or
                                           substitute index selected by the
                                           Calculation Agent in its sole
                                           discretion) with the same primary
                                           Standard Industrial Classification
                                           Code ("SIC Code") as UPS; provided,
                                           however, that a Reference Basket
                                           Stock will not include any stock
                                           that is subject to a trading
                                           restriction under the trading
                                           restriction policies of Morgan
                                           Stanley or any of its affiliates
                                           that would materially limit the
                                           ability of Morgan Stanley or any of
                                           its affiliates to hedge the ELIPS
                                           with respect to such stock (a
                                           "Hedging Restriction"); provided
                                           further that if three Reference
                                           Basket Stocks cannot be identified
                                           from the S&P 500 Index by primary
                                           SIC Code for which a Hedging
                                           Restriction does not exist, the
                                           remaining Reference Basket Stock(s)
                                           will be selected by the Calculation
                                           Agent from the largest market
                                           capitalization stock(s) within the
                                           same Division and Major Group
                                           classification (as defined by the
                                           Office of Management and Budget) as
                                           the primary SIC Code for UPS. Each
                                           Reference Basket Stock will be
                                           assigned a Basket Stock Exchange
                                           Ratio equal to the number of shares
                                           of such Reference Basket Stock with
                                           a Closing Price on the effective
                                           date of such Reorganization Event
                                           equal to the product of (A) the
                                           Non-Stock Exchange Property Value,
                                           (B) the Exchange Ratio in effect for
                                           UPS Stock on the Trading Day
                                           immediately prior to the effective
                                           date of such Reorganization Event
                                           and (C) 0.3333333.

                                 Following the allocation of any Extraordinary Dividend to Reference Basket Stocks pursuant to paragraph 4 above or any Reorganization
                                 Event described in this paragraph 5, then for purposes of determining the Exchange Ratio, the "Exchange Ratio" on any Lock-In Valuation Date, upon any exchange and at maturity with
                                 respect to the $       principal amount of each
                                 ELIPS will be the sum of:

                                      (x) if applicable, UPS Stock at the
                                      Exchange Ratio then in effect; and

                                      (y) if applicable, for each New Stock,
                                      such New Stock at the New Stock Exchange
                                      Ratio then in effect for such New Stock;
                                      and

                                      (z) if applicable, for each Reference
                                      Basket Stock, such Reference Basket Stock at the Basket Stock Exchange Ratio then in effect for such Reference Basket Stock.

                                 In each case, the applicable Exchange Ratio
                                 (including for this purpose, any New Stock
                                 Exchange Ratio or Basket Stock Exchange Ratio) will be determined by the Calculation Agent, as applicable, upon any exchange, on any Lock-In Valuation Date and on the Payout Determination Date.

                                 For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                 Following the occurrence of any Reorganization Event referred to in paragraphs 4 or 5 above,
                                 (i) references to "UPS Stock" under "--No
                                 Fractional Shares," "--Closing Price" and
                                 "--Market Disruption Event" shall be deemed to also refer to any New Stock or Reference Basket Stock, and (ii) all other references in this pricing supplement to "UPS Stock" shall be deemed to refer to the Exchange Property into which the ELIPS are thereafter exchangeable and references to a "share" or "shares" of UPS Stock shall be deemed to refer to the applicable unit or units of such Exchange Property, including any New Stock or Reference Basket Stock, unless the context otherwise requires. The New Stock Exchange Ratio(s) or Basket Stock Exchange Ratios resulting from any Reorganization Event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

                                 If a Closing Price is no longer available for UPS Stock, any New Stock or any Reference Basket Stock for whatever reason, including in the event UPS or the issuer of such other stock is liquidated or UPS or such other issuer is subject to a proceeding under any applicable bankruptcy, insolvency or similar law, then the value of the UPS Stock, any New Stock or any Reference Basket Stock, as applicable, will equal zero for as long as no Closing Price is available.

                                 If a Reference Basket Event occurs, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the occurrence of such Reference Basket Event and of the three Reference Basket Stocks selected as promptly as possible and in no event later than five Business Days after the date of the Reference Basket Event.

                                 No adjustment to any Exchange Ratio (including for this purpose, any New Stock Exchange Ratio or Basket Stock Exchange Ratio) will be required unless such adjustment would require a change of at least 0.1% in the Exchange Ratio then in effect. The Exchange Ratio resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the Exchange Ratios will be made up to the close of business on the third Trading Day prior to the Maturity Date.

                                 No adjustments to the Exchange Ratio or method of calculating the Exchange Ratio will be required other than those specified above. The adjustments specified above do not cover all events that could affect the Closing Price of UPS Stock, including, without limitation, a partial tender or exchange offer for UPS Stock.

                                 The Calculation Agent shall be solely
                                 responsible for the determination and
                                 calculation of any adjustments to the Exchange Ratio, any New Stock Exchange Ratio or Basket Stock Exchange Ratio or method of calculating the Exchange Property Value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                                 The Calculation Agent will provide information as to any adjustments to the Exchange Ratio or to the method of calculating the amount payable upon any exchange and at maturity of the ELIPS made pursuant to paragraphs 1 through 5 above upon written request by any investor in the ELIPS.

                                 If you exercise your Exchange Right, the Calculation Agent will continue to make such adjustments until, but not beyond, the close of business on the fifth scheduled Trading Day prior to the Exchange Date.

Market Disruption Event......... "Market Disruption Event" means, with respect to UPS Stock:

                                      (i) a suspension, absence or material
                                      limitation of trading of UPS Stock on the primary market for UPS Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for UPS Stock as a result of which the reported trading prices for UPS Stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to UPS Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

                                      (ii) a determination by the Calculation
                                      Agent in its sole discretion that any
                                      event described in clause (i) above
                                      materially interfered with the ability of Morgan Stanley or any of its affiliates to unwind or adjust all or a material portion of the hedge with respect to the ELIPS.

                                 For purposes of determining whether a Market
                                 Disruption Event has occurred: (i) a
                                 limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (ii) a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event, (iii) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission (the "Commission") of scope similar to NYSE Rule
                                 80A as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading, (iv) a suspension of trading in options contracts on UPS Stock by the primary securities market trading in such options, if available, by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to UPS Stock and (v) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to UPS Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange Calculation
  in Case of an Event of
  Default....................... In case an event of default with respect to the ELIPS shall have occurred and be
                                 continuing, the amount declared due and
                                 payable per ELIPS upon any acceleration of the ELIPS (an "Event of Default Acceleration") shall be determined by the Calculation Agent and shall be an amount in cash equal to the greater of (i) the product of the Closing Price of UPS Stock as of the Acceleration Date and the Exchange Ratio and (ii) the highest Lock-In Value, if any, determined prior to the Acceleration Date.

UPS Stock; Public Information... United Parcel Service, Inc. is a package delivery company and a global provider of specialized transportation and logistics services. UPS Stock is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Commission. Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by UPS pursuant to the Exchange Act can be located by reference to Commission file number 1-15451. In addition, information regarding UPS may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

                                 This pricing supplement relates only to the ELIPS offered hereby and does not relate to UPS Stock or other securities of UPS. We have derived all disclosures contained in this pricing supplement regarding UPS from the publicly available documents described in the preceding paragraph. In connection with the offering of the ELIPS, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to UPS in connection with the offering of the ELIPS. Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding UPS is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of UPS Stock (and therefore the price of UPS Stock at the time we priced the ELIPS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning UPS could affect the value received at maturity with respect to the ELIPS and therefore the trading prices of the ELIPS.

                                 Neither we nor any of our affiliates makes any representation to you as to the performance of UPS Stock.

                                 We and/or our affiliates may presently or from time to time engage in business with UPS, including extending loans to, or making equity investments in, UPS or providing advisory services to UPS, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to UPS, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to UPS, and the reports may or may not recommend that investors buy or hold UPS Stock. The statements in the preceding sentences are not intended to affect the rights of holders of the ELIPS under the securities laws. As a prospective purchaser of a ELIPS, you should undertake an independent investigation of UPS as in your judgment is appropriate to make an informed decision with respect to an investment in UPS Stock.

Historical Information.......... The following table sets forth the published high and low Closing Prices of UPS Stock
                                 during 2001, 2002, 2003 and 2004 through May
                                 24, 2004. The Closing Price (determined at the close of the principal trading session) of UPS Stock on May 24, 2004 was $69.50. We obtained the Closing Prices and other information in the table from Bloomberg Financial Markets
                                 without independent verification. You should
                                 not take the historical prices of UPS Stock as an indication of future performance. The price of UPS Stock may decrease or fail to increase
                                 by     % on any Lock-In Valuation Date or on
                                 the Payout Determination Date so that at
                                 maturity you will receive cash or an amount of UPS Stock worth less than the principal amount of the ELIPS. We cannot give you any assurance that the price of UPS Stock will increase sufficiently so that at maturity you will receive cash or an amount of UPS Stock worth more than the principal amount of the ELIPS.
                                 To the extent that the Closing Price of UPS
                                 Stock at maturity and on each Lock-In
                                 Valuation Date is less than [115 to 117]% of
                                 the Closing Price of UPS Stock on June   ,
                                 2004, the day we offer the ELIPS for initial sale to the public, you will lose money on your investment.

                                                           High       Low     Dividends
                                                          -------   -------   ---------
                                 (CUSIP 911312106)
                                 2001
                                 First Quarter........... $ 61.90   $ 55.25   $    .19
                                 Second Quarter..........   59.91     52.96        .19
                                 Third Quarter...........   58.56     47.95        .19
                                 Fourth Quarter..........   57.13     50.10        .19
                                 2002
                                 First Quarter...........   61.00     54.46        .19
                                 Second Quarter..........   62.77     58.25        .19
                                 Third Quarter...........   67.00     60.20        .19
                                 Fourth Quarter..........   64.28     59.35        .19
                                 2003
                                 First Quarter...........   64.21     53.18        .21
                                 Second Quarter..........   64.19     57.44        .21
                                 Third Quarter...........   64.79     61.51        .25
                                 Fourth Quarter..........   74.81     64.35        .25
                                 2004
                                 First Quarter...........   73.93     67.98        .28
                                 Second Quarter (through
                                   May 24, 2004).........   71.94     68.96        .28

                                 We make no representation as to the amount of dividends, if any, that UPS will pay in the future. In any event, as a holder of the ELIPS, you will not be entitled to receive dividends, if any, that may be payable on UPS Stock.

Use of Proceeds and Hedging..... The net proceeds we receive from the sale of the ELIPS will be used for general corporate purposes and, in part, by us or by one or more of our subsidiaries in connection with hedging our obligations under the ELIPS. The original issue price of the ELIPS includes the Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the ELIPS and the costs of hedging our obligations under the ELIPS. The costs of hedging include the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                                 On or prior to the day we offer the ELIPS for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the ELIPS by taking positions in UPS Stock, in options contracts on UPS Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially affect the price of UPS Stock and, accordingly, potentially affect the Issue Price, and, therefore, the price at which UPS Stock must close before you would receive at maturity an amount of cash or UPS Stock worth as much as or more than the principal amount of the ELIPS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the ELIPS by purchasing and selling UPS Stock, options contracts on UPS Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. We cannot give any assurance that our hedging activities will not affect the price of UPS Stock on the Lock-In Valuation Dates and at maturity and, therefore, adversely affect the amount of cash or the value UPS Stock you will receive upon exchange, at maturity or upon any acceleration of the ELIPS.

Supplemental Information
  Concerning Plan of
  Distribution.................. Under the terms and subject to conditions contained in the U.S. distribution agreement
                                 referred to in the prospectus supplement under "Plan of Distribution," the Agent, acting as principal for its own account, will agree to purchase, and we will agree to sell, the aggregate principal amount of ELIPS set forth on the cover of this pricing supplement. The Agent proposes initially to offer the ELIPS directly to the public at the public offering price set forth on the cover page of this pricing supplement. We expect to deliver the ELIPS against payment therefor in New York,
                                 New York on June   , 2004. After the initial
                                 offering of the ELIPS, the Agent may vary the offering price and other selling terms from time to time.

                                 In order to facilitate the offering of the ELIPS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the ELIPS or UPS Stock. Specifically, the Agent may sell more ELIPS than it is obligated to purchase in connection with the offering, creating a naked short position in the ELIPS for its own account. The Agent must close out any naked short position by purchasing the ELIPS in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the ELIPS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, ELIPS or UPS Stock in the open market to stabilize the price of the ELIPS. Any of these activities may raise or maintain the market price of the ELIPS above independent market levels or prevent or retard a decline in the market price of the ELIPS. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of ELIPS. See "--Use of Proceeds and Hedging" above.

                                 General

                                 No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the ELIPS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the ELIPS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the ELIPS, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                 The Agent has represented and agreed, and each dealer through which we may offer the ELIPS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the ELIPS or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the ELIPS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the ELIPS. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                 Brazil

                                 The ELIPS may not be offered or sold to the public in Brazil. Accordingly, the offering of the ELIPS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                 Chile

                                 The ELIPS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the ELIPS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                 Hong Kong

                                 The ELIPS may not be offered or sold in Hong
                                 Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the ELIPS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ELIPS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

                                 Mexico

                                 The ELIPS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                 Singapore

                                 This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the ELIPS may not be circulated or distributed, nor may the ELIPS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the ELIPS to the public in Singapore.

ERISA Matters for Pension Plans
  and Insurance Companies....... Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the ELIPS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                 In addition, we and certain of our
                                 subsidiaries and affiliates, including MS &
                                 Co. and Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the ELIPS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider, unless the ELIPS are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                 The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the ELIPS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                 Because we may be considered a party in
                                 interest with respect to many Plans, the ELIPS may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or investor is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase and holding is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, or investor in the ELIPS will be deemed to have represented, in its corporate and fiduciary capacity, by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for exemptive relief or such purchase or holding is not prohibited by ERISA or
                                 Section 4975 of the Code.

                                 Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the ELIPS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                 Certain plans that are not subject to ERISA, including plans maintained by state and local governmental entities, are nonetheless subject to investment restrictions under the terms of applicable local law. Such restrictions may preclude the purchase of the ELIPS.

                                 In addition to considering the consequences of holding the ELIPS, employee benefit plans subject to ERISA (or insurance companies deemed to be investing ERISA plan assets) purchasing the ELIPS should also consider the possible implications of owning UPS Stock upon exchange of the ELIPS at maturity. Purchasers of the ELIPS have exclusive responsibility for ensuring that their purchase and holding of the ELIPS do not violate the prohibited transaction rules of ERISA or the Code, or any requirements applicable to government or other benefit plans that are not subject to ERISA or the Code.

United States Federal Income
  Taxation...................... The following summary is based on the opinion of Davis Polk & Wardwell, our special tax counsel ("Tax Counsel"), and is a general discussion of the principal U.S. federal income tax consequences to initial investors in the ELIPS that (i) purchase the ELIPS at their Issue Price and (ii) will hold the ELIPS as capital assets within the meaning of
                                 Section 1221 of the Code. Unless otherwise specifically indicated, this summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as:

                                 o    certain financial institutions;
                                 o    tax-exempt organizations;
                                 o dealers and certain traders in securities or foreign currencies;
                                 o    investors holding an ELIPS as part of a
                                      hedging transaction, straddle, conversion or other integrated transaction;
                                 o    U.S. Holders, as defined below, whose
                                      functional currency is not the U.S.
                                      dollar;
                                 o    partnerships;
                                 o    nonresident alien individuals who have
                                      lost their United States citizenship or
                                      who have ceased to be taxed as United
                                      States resident aliens;

                                 o corporations that are treated as foreign personal holding companies, controlled foreign corporations or passive foreign investment companies;
                                 o Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;
                                 o    Non-U.S. Holders for whom income or gain
                                      in respect of a Note is effectively
                                      connected with a trade or business in the United States;
                                 o    Non-U.S. Holders who are individuals
                                      having a "tax home" (as defined in
                                      Section 911(d)(3) of the Code) in the
                                      United States; and
                                 o Non-U.S. Holders that hold, or will hold, actually or constructively, more than 5% of the ELIPS or more than 5% of UPS Stock.

                                 If you are considering purchasing the ELIPS, you are urged to consult your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                 General

                                 In the opinion of Tax Counsel, which is based in part on a representation received from us that an initial investor may lose a significant amount of its initial investment, the purchase and ownership of an ELIPS should be treated for U.S. federal income tax purposes as an "open transaction" with respect to UPS Stock that (1) requires the investor to pay us at inception an amount equal to the purchase price of the ELIPS and (2) entitles the investor to receive either (a) UPS Stock (or an amount of cash which is determined by reference to the value of UPS Stock) upon exercise of the Exchange Right or (b) UPS Stock or an amount in cash at maturity based upon the performance of UPS Stock during the term of the ELIPS. While other characterizations of the ELIPS could be asserted by the IRS, as discussed below, the following discussion assumes that this characterization of the ELIPS will be respected.

                                 U.S. Holders

                                 As used herein, the term "U.S. Holder" means a beneficial owner of an ELIPS that for U.S. federal income tax purposes is:

                                 o    a citizen or resident of the United
                                      States;
                                 o a corporation, or other entity taxable as a corporation, created or organized under the laws of the United States or any political subdivision thereof; or
                                 o an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

                                 Tax Treatment of the ELIPS
                                 --------------------------

                                 Tax basis. A U.S. Holder's tax basis in the ELIPS will equal the amount paid by the U.S. Holder to acquire the ELIPS.

                                 Settlement of the ELIPS. At maturity, upon exercise of a Holder's Exchange Right or upon occurrence of a Delisting Event Acceleration, a U.S. Holder will recognize no gain or loss on the receipt of UPS Stock. The U.S. Holder's tax basis in the UPS Stock received will equal the U.S. Holder's tax basis in the ELIPS, less any portion of the tax basis in the ELIPS allocable to cash received in lieu of fractional shares (as discussed below). The holding period for the UPS Stock received will begin on the day after the Maturity Date or Exchange Date, as applicable.

                                 With respect to any cash received in lieu of fractional shares, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the cash received and the portion of the Holder's tax basis allocable thereto. The allocation of a Holder's tax basis between cash and UPS Stock received should be based upon the amount of cash received and the relative fair market value of the UPS Stock when received.

                                 If a U.S. Holder receives only cash at
                                 maturity of the ELIPS or upon exercise of the Holder's Exchange Right, the U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount of cash received and the U.S. Holder's tax basis in the ELIPS. This gain or loss will generally be long-term capital gain or loss if the U.S. Holder held the ELIPS for more than one year at the time of settlement of the ELIPS.

                                 Although the matter is not free from doubt, the occurrence of a Reorganization Event will not cause a taxable event to the ELIPS.

                                 Sale, Exchange or Other Disposition of the
                                 ELIPS. Upon a sale, exchange (other than for UPS Stock pursuant to the settlement of the ELIPS as discussed above) or other disposition of the ELIPS prior to maturity of the ELIPS, including upon early redemption pursuant to an Event of Default Acceleration, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder's tax basis in the ELIPS sold, exchanged or otherwise disposed. This gain or loss will generally be long-term capital gain or loss if the U.S. Holder held the ELIPS for more than one year at the time of such sale, exchange or other disposition.

                                 Possible Alternative Tax Treatments of an
                                 -----------------------------------------
                                 Investment in the ELIPS
                                 -----------------------

                                 Due to the absence of authorities that
                                 directly address the proper tax treatment of the ELIPS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the ELIPS under Treasury regulations governing contingent payment debt instruments (the "Contingent Payment Regulations").

                                 If the IRS were successful in asserting that the Contingent Payment Regulations applied to the ELIPS, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue original issue discount on the ELIPS every year at a "comparable yield" determined at the time of their issuance despite the fact that no cash will be paid on the ELIPS during its term. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the ELIPS would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder's prior accruals of original issue discount, and as capital loss thereafter.

                                 Even if the Contingent Payment Regulations do not apply to the ELIPS, other alternative federal income tax characterizations of the ELIPS are possible which, if applied, could also affect the timing and the character of the income or loss with respect to the ELIPS. Accordingly, prospective investors are urged to consult their own tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the ELIPS.

                                 Backup Withholding and Information Reporting
                                 --------------------------------------------

                                 A U.S. Holder of the ELIPS may be subject to backup withholding and information reporting in respect of amounts paid to the U.S. Holder, unless the U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

                                 Non-U.S. Holders

                                 This section only applies to you only if you are a Non-U.S. Holder. As used herein, the term "Non-U.S. Holder" means a beneficial owner of an ELIPS that is for U.S. federal income tax purposes:

                                 o    a nonresident alien individual;
                                 o    a foreign corporation; or
                                 o    a foreign trust or estate.

                                 A Non-U.S. Holder of the ELIPS generally will not be subject to U.S. federal income, withholding or backup withholding tax provided that the Non-U.S. Holder complies with certain certification procedures establishing that it is not a United States person for U.S. federal income tax purposes (e.g., by providing a completed IRS Form W-8BEN certifying, under penalties of perjury, that such Non-U.S. Holder is not a United States person) or otherwise establishes an exemption. Information returns may be filed with the IRS in connection with the proceeds from a sale, exchange or other disposition.

                                 If the ELIPS were recharacterized as debt instruments, any interest paid to a Non-U.S. Holder with respect to the ELIPS would not be subject to U.S. federal withholding tax, provided that the certification requirements described above were satisfied and such Non-U.S. Holder did not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote and was not a bank receiving interest described in
                                 Section 881(c)(3)(A) of the Code.

                                                                        ANNEX A

                          OFFICIAL NOTICE OF EXCHANGE

                                                       Dated:__________________

                                              Exchange Date: __________________

Morgan Stanley                           Morgan Stanley & Co. Incorporated, as
1585 Broadway                               Calculation Agent
New York, New York 10036                 1585 Broadway
                                         New York, New York 10036
                                         Fax No.: (212) 507-5742
Dear Sirs:

     The undersigned holder of the Global Medium Term Notes, Series C, Senior Fixed Rate Notes, Equity-linked securities with Lock-In Protection(SM) due June 30, 2007, Linked to the Performance of Class B Common Stock of United Parcel Service, Inc. of Morgan Stanley (CUSIP No. 61746S737) (the "ELIPS") hereby irrevocably elects to exercise with respect to the number of ELIPS indicated below, as of the Exchange Date referenced above, the Exchange Right as
described in Pricing Supplement No. 63 dated June   , 2004 (the "Pricing
Supplement") to the Prospectus Supplement dated August 26, 2003 and the Prospectus dated August 26, 2003 related to Registration Statement No. 333-106789. Terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon Morgan Stanley will deliver, at its sole option, either cash or shares of Class B common stock of United Parcel Service, Inc. on the Exchange Date in accordance with the terms of the ELIPS, as described in the Pricing Supplement.

     The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the number of ELIPS indicated below its signature (and attaches evidence of such ownership as provided by the undersigned's position services department or the position services department of the entity through which the undersigned holds its ELIPS), (ii) it will cause the number of ELIPS to be exchanged to be transferred to the Trustee on the Exchange Settlement Date and (iii) the number of ELIPS to be exchanged pursuant to this notice is equal to or greater than 1,000, unless the ELIPS identified for exchange hereby constitute the undersigned's entire holding of ELIPS.

                                           Very truly yours,


                                           -------------------------------------
                                           [Name of Holder]

                                           By:
                                              ----------------------------------
                                              [Title]

                                           -------------------------------------
                                           [Fax No.]

                                           -------------------------------------
                                           Number of ELIPS to be surrendered for
                                           exchange

Receipt of the above Official
Notice of Exchange is hereby acknowledged
MORGAN STANLEY, as Issuer
By MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent

By:
   ---------------------------------------
   Title:

Date and time of acknowledgment
                                -----------